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                EXHIBIT 10.3: FORM OF PERFORMANCE AWARD AGREEMENT


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                                     FORM OF
                           PERFORMANCE AWARD AGREEMENT
       FOR THE BENEFICIAL MUTUAL BANCORP, INC. 2008 EQUITY INCENTIVE PLAN

         This Performance Award Agreement is provided to _______________ (the "Participant") by Beneficial Mutual Bancorp, Inc. (the "Company") as of ___________ (the "Grant Date"), the date the Compensation Committee of the Board of Directors (the "Committee") awarded the Participant a performance award pursuant to the Beneficial Mutual Bancorp, Inc. 2008 Equity Incentive Plan (the "2008 Plan"), subject to the terms and conditions of the 2008 Plan and this Award Agreement:

         1.       NUMBER OF SHARES SUBJECT
                  TO YOUR PERFORMANCE AWARD:       _________  shares of Common
                                                   Stock  ("Shares"),  subject
                                                   to adjustment as may be
                                                   necessary pursuant to Article
                                                   10 of the 2008 Plan.

         2.       GRANT DATE:                      _________

         Unless sooner vested in accordance with Section 3 of the Terms and Conditions (attached hereto) or otherwise in the discretion of the Committee, the restrictions imposed under Section 2 of the Terms and Conditions will expire upon the satisfaction of the following performance criteria:


                [PERFORMANCE CRITERIA TO BE INSERTED UPON GRANT]

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         IN WITNESS WHEREOF, Beneficial Mutual Bancorp, Inc., acting by and through the Committee, has caused this Award Agreement to be executed as of the Grant Date set forth above.

                                     BENEFICIAL MUTUAL BANCORP, INC.


                                     By:
                                         ---------------------------------------
                                         On Behalf of the Compensation Committee

ACCEPTED BY PARTICIPANT:


---------------------------
[Name]


---------------------------
Date

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TERMS AND CONDITIONS

1. GRANT OF SHARES. The Grant Date and number of Shares underlying your Performance Award are stated on page 1 of this Award Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the 2008 Plan.

2. RESTRICTIONS. The unvested Shares underlying your Performance Award (the "Restricted Shares") are subject to the following restrictions until they expire or terminate.

         (a)     Restricted Shares may not be sold, transferred, exchanged,
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                 assigned, pledged, hypothecated or otherwise encumbered.

         (b) If your employment or service with the Company or any Affiliate terminates for any reason other than as set forth in paragraph
                 (b) of Section 3 hereof, then you will forfeit all of your rights, title and interest in and to the Restricted Shares as of the date of termination, and the Restricted Shares shall revert to the Company under the terms of the 2008 Plan.

         (c) Restricted Shares are subject to the vesting schedule and performance criteria set forth on page 1 of this Award Agreement.

3. EXPIRATION AND TERMINATION OF RESTRICTIONS. The restrictions imposed under Section 2 will expire on the earliest to occur of the following (the period prior to such expiration being referred to herein as the "Restricted Period"):

         (a) Upon satisfaction of the Performance Criteria set forth on page 1, provided you are then still employed by or in the service of the Company or an Affiliate; or

         (b) Upon termination of your employment by reason of death or Disability; or

         (c)     Upon a Change in Control (as defined in the 2008 Plan).

4.       DELIVERY OF SHARES. Once the Shares are vested (see schedule on page
         1), the Shares (and accumulated dividends and earnings (if any), unless the Compensation Committee elects to pay out the accumulated dividends and earnings prior to vesting), will be distributed in accordance with your instructions.

5. VOTING AND DIVIDEND RIGHTS. As beneficial owner of the Shares, you have full voting and dividend rights with respect to the Shares during and after the Restricted Period. If you forfeit your rights under this Award Agreement in accordance with Section 2, you will no longer have any rights as a shareholder with respect to the Restricted Shares and you will no longer be entitled to receive dividends on the Shares.

6. CHANGES IN CAPITAL STRUCTURE. Upon the occurrence of a corporate event (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), your award will be adjusted as necessary to preserve the benefits or potential benefits of the award. Without limiting the above, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Stock, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the Shares subject to this Award Agreement will automatically be adjusted proportionately.

7. NO RIGHT OF CONTINUED EMPLOYMENT. Nothing in this Award Agreement will interfere with or limit in any way the right of the Company or any Affiliate to terminate your employment or service at any time, nor confer upon you any right to continue in the employ or service of the Company or any Affiliate.

8. PAYMENT OF TAXES. Upon vesting of the Performance Award the Committee is entitled to require as a condition of delivery: (i) that you remit an amount sufficient to satisfy any and all federal, state and local (if any) tax withholding requirements and employment taxes (I.E., FICA and FUTA), (ii) that the withholding of such sums come from compensation otherwise due to you or from Shares due to you under the 2008

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         Plan, or (iii) any combination of the foregoing. Any withholding shall comply with Rule 16b-3 or any amendments or successive rules. OUTSIDE DIRECTORS OF THE COMPANY ARE SELF-EMPLOYED AND NOT SUBJECT TO TAX WITHHOLDING.

9. PLAN CONTROLS. The terms contained in the 2008 Plan are incorporated into and made a part of this Award Agreement and this Award Agreement shall be governed by and construed in accordance with the 2008 Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan will control.

10. SEVERABILITY. If any one or more of the provisions contained in this Agreement is deemed to be invalid, illegal or unenforceable, the other provisions of this Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included in this Agreement.

11. NOTICE. Notices and communications under this Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to:

                           Beneficial Mutual Bancorp, Inc.
                           510 Walnut Street, 19th Floor
                           Philadelphia, Pennsylvania 19106
                           Attn:   Compensation Committee
                                   c/o Chief Executive Officer

         or any other address designated by the Company in a written notice to you. Notices to you will be directed to your address as then currently on file with the Company, or at any other address that you provide in a written notice to the Company.

12. SUCCESSORS. This Award Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Award Agreement and the 2008 Plan.

13. FORFEITURE. The altering, inflating, and/or inappropriate manipulation of performance/financial results or any other infraction of recognized ethical business standards, will subject you to disciplinary action up to and including termination of employment. In addition, any equity-based compensation, as provided by the 2008 Plan to which you would otherwise be entitled will be revoked.

14. MISCELLANEOUS. All equity-based compensation earned under this Award Agreement will not be treated as compensation for purposes of benefits received under any other Company or Bank tax-qualified or non-tax-qualified plans or arrangements.